Boomerang Systems, Inc. Elects Steven C. Rockefeller, Jr. to the Board of Directors

Morristown, NJ, January 4, 2010- Boomerang Systems, Inc. (Pink Sheets: BMER) is pleased to announce that Steven C. Rockefeller, Jr. was elected to the Board of Directors of the Company and each of its subsidiaries on December 29, 2009.

Mr. Rockefeller currently serves as a private consultant to a number of emerging companies in a variety of industries including real estate, renewable energy, lenticular printing and transdermal drug delivery.  Prior to his work with early stage private equity, he served as a Managing Director for Deutsche Bank Private Wealth Management.  In that capacity, beginning in 1996, he developed a focus on micro-credit through the creation of Deutsche Bank Micro-credit Development Fund.  This fund is a unique partnership between the bank and its clients to support micro-credit programs worldwide.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.

With the exception of historical matters, the matters discussed in this press release are “forward-looking statements” as defined under the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Boomerang intends that the forward-looking statements herein be covered by the safe-harbor provisions for forward-looking statements contained in the Securities Exchange Act of 1934, as amended, and this statement is included for the purpose of complying with those safe-harbor provisions.